UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2009

NEOGEN CORPORATION

(Exact name of registrant as specified in its charter)

(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
MICHIGAN	0-17988	38-2367843

620 Lesher Place Lansing, Michigan		48912
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 517-372-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On December 1, 2009 Neogen Corporation issued a press release announcing that it had purchased the BioKits food safety business of Gen-Probe Incorporated. There was no prior relationship between Gen-Probe and Neogen.

Consideration for the purchase, which was determined through arms length negotiations, was approximate $6.5 million in cash and the assumption of trade accounts payable of $175,000. The source of the consideration was Neogen Corporation cash balances.

The acquired Deeside, Wales’s facilities of the business will operate as a unit of Neogen’s wholly owned subsidiary, Neogen Europe Ltd., based in Ayr, Scotland.

A copy of the press release is attached as Exhibit 99.1 to this report.

ITEM 9.01.	Financial Statement and Exhibits

(a) Financial statements and pro forma financial statements of the business acquired are inapplicable and, therefore, have been omitted.

(b) Exhibit 99.1—Press Release dated announcing Neogen Corporation’s acquisition of Gen-Probe’s BioKits food safety business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION
(Registrant)
Date: December 1, 2009

/S/ RICHARD R. CURRENT
Richard R. Current
Vice President & CFO